                                                                   Exhibit 10.23

                      FOURTH AMENDMENT TO PROMISSORY NOTE

         THIS FOURTH AMENDMENT TO PROMISSORY NOTE (the "Amendment") is made and entered into as of January 28, 1997, by and among Bank One, Columbus, NA, a national banking association, with its principal place of business located at 100 East Broad Street, Columbus, Ohio 43271-0170 (hereinafter the "Bank"), and Rocky Shoes & Boots, Inc., an Ohio corporation ("Rocky Inc."), individually and as successor by merger to Rocky Shoes & Boots Co., an Ohio corporation ("Rocky Co."), Five Star Enterprises Ltd., a Cayman Islands corporation ("Five Star"), and Lifestyle Footwear, Inc., a Delaware corporation ("Lifestyle") (Rocky Inc., Five Star and Lifestyle shall hereinafter be referred to individually as a "Borrower" and collectively as the "Borrowers"), with their principal place of business located at 39 East Canal Street, Nelsonville, Ohio 45764.

                             Background Information

         A. NBD Bank, Rocky Co. and the Borrowers entered into a certain Construction and Term Loan Agreement, dated as of October 27, 1993, as amended by a certain (i) First Amendment to Construction and Term Loan Agreement, dated as of January 28, 1994, (ii) Second Amendment to Construction and Term Loan Agreement, dated as of December 31, 1994, and (iii) Third Amendment to Construction and Term Loan Agreement, dated as of March 30, 1995 (such agreement, as so amended, being referred to herein as the "Agreement").

         B. The "Loan" (as defined in the Agreement) by the Bank to the Borrowers is evidenced by a certain Promissory Note, dated October 27, 1993, executed and delivered by Rocky Co. and the Borrowers to NBD Bank in the original principal amount of $2,000,000.00, as amended by a certain (i) First Amendment to Promissory Note, dated January 28, 1994, (ii) Second Amendment to Promissory Note, dated December 31, 1994, and (iii) Third Amendment to Promissory Note, dated March 30, 1995 (such note, as so amended, being referred to herein as the "Note").

         C. The Bank purchased the Note from NBD Bank pursuant to a Loan Purchase, Assignment and Master Amendment Agreement dated as of February 1, 1996, and the Note was endorsed payable to the order of the Bank.

         D. The Bank and the Borrowers desire to amend the Note, all as hereinafter set forth.

                                   Provisions

         NOW, THEREFORE, in consideration of the foregoing, the agreement of the Bank to enter into this Amendment, the agreements and covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrowers do hereby agree as follows:

         Section 1. Amendment of Note.

                  (a) Effective as of January 28, 1997, the reference to "Prime Rate" in subsection (a) of the second paragraph on page 1 of the Note shall be amended to be the "prime" rate as announced from time to time by the Bank.

                  (b) The language in the parenthetical (ii) in subsection (b) of the second paragraph on Page 1 of the Note shall be amended in its entirety to read as follows:

                           (ii) the sum of (y) the yield on United State Treasury issues (as published in The Wall Street Journal, as determined by the Bank) having a comparable term to the remaining term of this Note, plus (z) 275 basis points.

         Section 2. Continuing Effect of Note. Except as set forth in this Amendment, all terms, conditions and provisions of the Note shall remain the same and continue to be in full force and effect.

         Section 3. Governing Law. This Amendment is being delivered, and is intended to be performed in, the State of Ohio and shall be construed and enforced in accordance with, and governed by, the laws of the State of Ohio.

         Section 4. WAIVER OF JURY TRIAL. EACH BORROWER AND THE BANK, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE NOTE, THE AGREEMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN, IN THE NOTE, IN THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT. NO BORROWER NOR THE BANK SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY BORROWER OR THE BANK EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         Section 5. Confession of Judgment. Each Borrower irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Bank, to appear for the Borrower in any court of record in Franklin County, Ohio (which the Borrower acknowledges to be the place where the Note and this Amendment were made) or any other state or jurisdiction wherein the Borrower may then reside, to (i) waive the issuing and service of process, (ii) confess judgment against the Borrower in favor of the holder of the

Note for the amount then due, together with costs of suit, (iii) release all errors, and (iv) waive all rights of appeal. The Borrower consents to the jurisdiction and venue of that court. The Borrower waives any conflict of interest that any attorney-at-law employed or retained by the Bank may have in confessing judgment under the Note (as amended by this Amendment) and consents to payment of a legal fee to any attorney-at-law confessing judgment under the Note (as amended by this Amendment). After judgment is entered against one or more of the Borrowers, the power conferred may be exercised as to one or more of the other Borrowers.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment at Columbus, Ohio, as of the date first above written.

                                             Rocky Shoes & Boots Inc.,
                                               an Ohio corporation

                                             By: /s/ DAVID FRAEDRICH
                                                 ------------------------------
                                             Title:  Executive Vice President
                                                     & Chief Financial Officer


WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Five Star Enterprises LTD.,                  Lifestyle Footwear, Inc.,
 a Cayman Islands Corporation                 a Delaware Corporation

By: /s/ DAVID FRAEDRICH                      By: /s/ DAVID FRAEDRICH
   --------------------------------             -------------------------------
   Title: Treasurer                             Title:  Treasurer
                                      -3-

Bank One, Columbus, NA,
 a national banking association

By:   /s/ Elizabeth Calwalder
   ------------------------------
Title: Vice President

                                      -4-